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                        SIMAT, HELLIESEN & EICHNER, INC.
                                 90 Park Avenue
                               New York, NY 10016


                                November 20, 2003




CONTINENTAL AIRLINES, INC.
1600 Smith Street
Houston, TX  77002

                  Re: Registration Statement on Form S-4 of Continental Airlines, Inc. relating to Floating Rate Secured Subordinated Notes Due 2007
                           --------------------------------------------------


Ladies and Gentlemen:

                  We consent to the use of the report, dated as of July 23, 2003 (as revised November 13, 2003), prepared by us with respect to the spare parts referred to therein, to the summary of such report in the text under the headings "Prospectus Summary--Collateral", "Risk Factors--Risk Factors Relating to the Subordinated Notes and the Exchange Offer--Appraisal and Realizable Value of Collateral" and "Description of the Appraisal" in the above-captioned Registration Statement and to the references to our name under the headings "Prospectus Summary--Collateral", "Risk Factors--Risk Factors Relating to the Subordinated Notes and the Exchange Offer--Appraisal and Realizable Value of Collateral", "Description of the Subordinated Notes--Collateral--Appraisals and Maintenance of Ratios", "Description of the Appraisal" and "Experts" in such Registration Statement.

                                   Sincerely,

                                   SIMAT, HELLIESEN & EICHNER, INC.


                                                /s/ Clive G. Medland
                                    --------------------------------------------
                                    Name: Clive G. Medland
                                    Title:   Senior Vice President